                                 [Sento's logo]

             SENTO REPORTS RESULTS FOR FIRST QUARTER OF FISCAL 2007

    - Revenues Increase 71% to $14.9 Million; the Net Loss is $1.6 Million or
  $0.41 per Diluted Share, including Tax Benefit Reserve Equivalent to $0.04 -
       - Cost Reduction Program and Selective Price Increases Implemented
                      to Quicken Return to Profitability -

SALT LAKE CITY, Utah, July 24, 2006 - Sento Corporation (Nasdaq: SNTO), a
right-channeling solutions leader, today reported financial results for the first quarter of fiscal 2007 ended June 30, 2006.

Consolidated revenues for the first quarter of fiscal 2007 were $14.9 million, a
71% increase from the $8.7 million reported in the first quarter of fiscal 2006.
In its revised forecast for the first quarter of fiscal 2007 announced July 12, the Company had estimated that revenues for the quarter would range from $14.4 to $14.6 million.

The operating loss for the first quarter of fiscal 2007 was $1.6 million, approximately the same level as the operating loss incurred in the fiscal 2006 first quarter and in line with the Company's revised forecast. As previously reported, the most recent quarter included a bad debt reserve with a final total of $466,689 for an account receivable due from U.S. Digital Television for services rendered by Sento from approximately March 15 to June 30, 2006. Sento also did not receive timely payment of a $400,000 note due June 30 from USDTV, which was fully reserved. USDTV filed for Chapter 7 bankruptcy protection on
July 6, 2006 after failing to raise an expected new round of financing.

The fiscal 2007 first quarter operating results also include a benefit from grant monies the Company was awarded by the state of New Mexico for partial reimbursement of job training costs incurred in its customer care center in
Albuquerque. That resulted in an $826,405 reduction in cost of sales in the fiscal 2007 first quarter due to an accrual for future reimbursement from the
New Mexico Jobs Training Incentive Program (JTIP). The Company expects to recognize approximately $300,000 in cost reduction due to JTIP grant monies in the second quarter of fiscal 2007 and up to $500,000 over the next three quarters based on actual training hours completed and its forecast of future hours that will qualify for reimbursement. The operating loss for the first quarter of fiscal 2006 included a $477,575 restructuring charge related to facilities consolidation.

The net loss for the first quarter of fiscal 2007 was $1.6 million or $0.41 per diluted share compared with a net loss of $1.7 million or $0.44 per diluted share in the first quarter of fiscal 2006. The fiscal 2007 first quarter net loss included a reserve for a tax benefit equivalent to $0.04 per diluted share related to its European operations. In its revised forecast, the Company had estimated that the net loss for the fiscal 2007 first quarter would range from
$1.4 to $1.5 million or $0.36 to $0.38 per diluted share. The decision on the aforementioned reserve was made subsequently during the Company's normal quarter-end review, after consultation with its tax adviser and its independent auditor.

Sento Corporation ended fiscal 2006 with working capital of $2.1 million and cash and cash equivalents of $1.8 million, equivalent to $0.45 per diluted share. Long-term debt to equity was 44.8%, including accrued contingent consideration from business acquisition, net of current portion, versus 35.0% at the end of fiscal 2006 calculated on the same basis.

Patrick F. O'Neal, President and CEO of Sento, stated: "Despite achieving 71%
revenue growth in the first quarter of fiscal 2007, we were not able to sustain the profitability turnaround we worked steadfastly to attain in the prior three quarters. We simply could not overcome a rapid series of challenges that unexpectedly arose in the last two months of the quarter, culminating with the bankruptcy filing of one of our clients on July 6. While no single one of these operating challenges would have resulted in a loss for the quarter, taken together they presented a substantial hurdle to us. On balance, though, it was the loss of the client due to their bankruptcy that was the most damaging to our profitability.

"To recap our report of July 12, the operating challenges we faced in the fiscal
2007 first quarter included the following: (1) despite the substantial growth of our revenues, they were lower than expected because certain clients missed their own forecasts for projected call volume and other interactions; (2) we kept higher than normal staffing in the U.S to maintain service levels for two clients experiencing erratic call patterns and in Europe because of restrictive labor laws and the imminent start-up of a new client project; (3) it became necessary to raise the wages of certain agents with the entry of a competitive contact center in Albuquerque and because of growing wage pressures in other cities where we operate.

"Another factor that reduced our first quarter profitability was high non-reimbursable training costs. These resulted mainly from greater than normal attrition among trainees in a single client program because of restrictions imposed by that client. As we reported last quarter, we have been winding down the program, and it will end completely by September 30. While this action will ultimately improve our profitability, it also will decrease our revenues by approximately $1.4 million in the second quarter. The loss of USDTV to bankruptcy and the decision by another client to take their program in-house will reduce our projected second quarter revenues by approximately $735,000, although this will be offset to some extent by the new project for McAfee in
Europe and the increased pricing we have won thus far to offset wage increases.
In addition, we also have expanded our business with Philips in Europe and added a U.S. program for an existing client in Europe which will further benefit the second quarter. Accordingly, we expect revenues for the second quarter of fiscal
2007 to be in the range of $12 to $12.5 million compared with $9.9 million in the second quarter last year.

"Despite continuing challenges, we are determined to get back on track with our profitability turnaround as quickly as possible and have begun implementing an aggressive program to do so. Our action plan entails achieving approximately
$375,000 in margin improvement monthly, primarily through non-agent staff reductions but also through other expense savings and the renegotiation of customer contract pricing, with the full benefit of those actions to begin in
September.

"Because of the success of CXP to date and its potential to add another revenue stream and open up additional markets to us, we are continuing its development.
CXP or the Customer Experience Platform is the next generation of our proprietary Right Channeling technology, for which we have patents pending, as we reported last quarter. All costs associated with it have been capitalized because it has reached technical feasibility, a major milestone.

"We also are continuing to explore financing options with our main focus now on maintaining a flexible capital base."

Mr. O'Neal concluded: "The difficult first quarter has temporarily delayed our growth plan. There is no more important priority for our company right now than returning to profitability. We are making every effort to do so by the second half of this fiscal year."

CONFERENCE CALL

Sento senior management will host a conference call, today, July 24th at 2:30
p.m. Mountain Time (4:30 p.m. Eastern Time) to discuss the fiscal 2007 first quarter results and the future outlook. To access the call, dial 617-597-5342 in or outside the US, five minutes before start time. The participant passcode is
38250120. The webcast is also being distributed over CCBN's Investor
Distribution Network. Individual investors can listen to the call through CCBN's individual investor center at www.fulldisclosure.com or by visiting any of the investor sites in CCBN's Individual Investor Network. Institutional investors can access the call via CCBN's password-protected event management site,
StreetEvents (www.streetevents.com). The webcast of this call will be archived for two months at these CCBN Web sites.

SENTO PROFILE

Sento Corporation (www.sento.com) specializes in Right Channeling(SM), a proven methodology designed to optimize customer contact solutions and ensure that companies make informed choices for multi-channel communication that support their business goals and customer expectations. We offer outsourced customer contact services designed to optimize the way companies interact with their customers to enhance brand loyalty, improve customer satisfaction, drive business initiatives and reduce service costs. Through our proprietary Customer
Choice Platform(SM), we offer comprehensive professional services and customer interaction tools for customer acquisition, customer service and technical support. Companies can select communication channels from a range of integrated live support and web-enabled self-help applications that combine voice, chat, email and web forums. With operations in the U.S., The Netherlands, and France, plus partnerships in India and other low-cost regions, Sento provides customer contact solutions in 19 languages to industry-leading clients worldwide including McAfee, LensCrafters, Philips, Thomson, AON Warranty Group, and
Overstock.com.

FORWARD-LOOKING STATEMENTS

Statements in this press release, which are not purely historical, are forward-looking statements within the meaning of the Private Securities
Litigation Reform Act of 1995. Such statements encompass Sento's beliefs, expectations, goals, hopes or intentions regarding future events. Words such as
"expects," "intends," "estimates," "believes," "anticipates," "should" and
"likely" also identify forward-looking statements. All forward-looking statements included in this release are made as of the date hereof and are based on information available to Sento as of such date. Sento assumes no obligation, and specifically disclaims any obligation, to update any forward-looking statement. Actual results could differ materially from those anticipated for a number of reasons, including, among others: the Company's stock price has historically been volatile; variations in market and economic conditions; the
Company's dependence on its limited number of key clients; failure to renew existing client contracts for continuation of services; reduction in services requested by the Company's clients resulting in lower revenues for the Company;
the Company's ability to complete negotiations and execute client agreements;
risk of equipment failure and/or emergency interruption of the Customer Contact
Solutions operations; and other unanticipated factors. Risk factors, cautionary statements and other conditions, which could cause actual results to differ from the Company's current expectations, are contained in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on
Form 10-KSB.

Contact:
Patrick F. O'Neal, CEO, Sento at 801-431-9209 or pat_oneal@sento.com
Anthony Sansone, CFO, Sento at 801-431-9200 or tony_sansone@sento.com

                                - TABLES FOLLOW -

                                       Sento Corporation and Subsidiaries
                                      Consolidated Statements of Operations
                                                   (Unaudited)

                                                                                Three Months Ended
                                                                       ------------------------------------
                                                                          June 30,            June 30,
                                                                            2006                2005
                                                                       ----------------    ----------------
Revenue, net                                                              $ 14,852,103        $  8,684,787 1
Cost of sales                                                               13,191,397           7,501,834 1
Less: training reimbursements                                                 (826,405)                  -
                                                                       ----------------    ----------------

Net cost of sales                                                           12,364,992           7,501,834
                                                                       ----------------    ----------------

    Gross profit                                                             2,487,111           1,182,953

Selling, general, and administrative expenses                                2,887,606           1,864,114 1
Specific reserve for doubtful account                                          466,689                   -
Amortization of intangible assets                                              136,000              68,312
Restructuring charge                                                                 -             477,575
Depreciation expense                                                           550,956             441,813 1
Stock based benefit                                                                  -             (54,572)
                                                                       ----------------    ----------------

    Loss from operations                                                    (1,554,140)         (1,614,289)

Interest income                                                                  9,780                   -
Interest expense                                                               (89,551)            (39,546)
Other income, net                                                                7,172                   -
                                                                       ----------------    ----------------

    Net loss before income tax benefit (expense)                            (1,626,739)         (1,653,835)
Income tax benefit (expense)                                                    17,838             (11,230)
                                                                       ----------------    ----------------

    Net loss attributable to common stockholders                          $ (1,608,901)       $ (1,665,065)
                                                                       ================    ================

Net loss per share - basic and diluted                                    $      (0.41)       $      (0.44)
                                                                       ================    ================

Weighted average shares outstanding                                          3,941,350           3,785,264
                                                                       ================    ================

Notes to  Consolidated Financial Statements:
Note 1: Reclassifications - Certain prior year amounts have been reclassified to conform to the current year's presentation. The reclassifications had no effect on net income or total assets.

                                       Sento Corporation and Subsidiaries

                                          Consolidated Balance Sheets

                                                                                      June 30,        March 31,
                                                                                        2006             2006
                                                                                   ---------------  ---------------
Assets                                                                               (unaudited)
Current assets:
    Cash and cash equivalents                                                        $  1,790,375     $  4,498,707
    Accounts receivable, less allowance for doubtful accounts of $559,000 and
       $120,000 at June 30, 2006 and March 31, 2006, respectively                       6,514,770        7,688,374
    Training reimbursement receivable                                                     896,283          736,000
    Prepaid and other current assets                                                    1,260,500        1,068,987
                                                                                   ---------------  ---------------

Total current assets                                                                   10,461,928       13,992,068

Property and equipment, net                                                             7,597,476        7,068,197
Intangible assets, net                                                                  1,768,274        1,904,274
Other assets                                                                              453,751          350,375
                                                                                   ---------------  ---------------

Total assets                                                                         $ 20,281,429     $ 23,314,914
                                                                                   ===============  ===============
Liabilities and stockholders' equity
Current liabilities:
    Accounts payable                                                                 $  2,084,919     $  3,686,890
    Accrued salaries and payroll taxes                                                  2,743,507        3,559,149
    Current portion of accrued restructuring expense                                       86,832           86,832
    Current portion of long-term debt and capital leases                                2,645,524        2,155,339
    Current portion of accrued contingent consideration from business acquisition         129,416          470,528
    Current portion of deferred lease incentive                                            62,834           62,834
    Current portion of deferred tax liability                                              82,572           82,572
    Other current liabilities                                                             495,032          349,447
                                                                                   ---------------  ---------------

Total current liabilities                                                               8,330,636       10,453,591

Long-term debt and capital leases, net of current portion                               1,929,548        1,924,902
Accrued contingent consideration from business acquisition, net of current portion      1,585,387        1,244,275
Accrued restructuring expense, net of current portion                                      94,064          115,771
Deferred lease incentive, net of current portion                                          310,323          323,013
Deferred tax liability, net of current portion                                            185,789          206,432
                                                                                   ---------------  ---------------
Total liabilities                                                                      12,435,747       14,267,984

Commitments and contingencies

Stockholders' equity:
    Common stock, $.25 par value, 50,000,000 shares authorized; 3,993,994 and 3,868,207 shares issued and outstanding at June 30, 2006 and
      March 31, 2006, respectively                                                        998,498          967,052
    Additional paid-in capital                                                         20,916,318       20,583,158
    Accumulated deficit                                                               (14,041,154)     (12,432,253)
    Accumulated other comprehensive income:
      Cumulative foreign currency translation adjustment                                  (27,980)         (71,027)
                                                                                   ---------------  ---------------

Total stockholders' equity                                                              7,845,682        9,046,930
                                                                                   ---------------  ---------------

Total liabilities and stockholders' equity                                           $ 20,281,429     $ 23,314,914
                                                                                   ===============  ===============

                                       Sento Corporation and Subsidiaries

                                      Consolidated Statements of Cash Flows
                                                  (Unaudited)

                                                                                                 Three Months Ended
                                                                                           --------------------------------
                                                                                              June 30,         June 30,
                                                                                                2006             2005
                                                                                           ---------------  ---------------
Cash flows from operating activities:
     Net loss                                                                                $ (1,608,901)    $ (1,665,065)
     Adjustments to reconcile net loss to net cash provided by operating activities:
        Depreciation                                                                              550,956           68,312
        Amortization of intangible assets                                                         136,000          441,813
        Amortization of deferred lease incentives                                                 (12,690)               -
        Non-cash interest expense related to warrants issued with convertible debentures                -            3,174
        Stock-based 123R expense                                                                   20,556                -
        Share-based benefit                                                                             -          (54,572)
        Provisions for losses on accounts receivable                                              498,050                -
        Restructuring charge                                                                            -          477,575
        Provision for deferred taxes                                                              (20,643)               -
        Changes in operating assets and liabilities:
             Accounts receivable                                                                  675,554          856,529
             Other assets                                                                        (445,172)        (104,965)
             Accounts payable                                                                  (1,601,971)        (151,193)
             Accrued liabilities and other                                                       (691,764)        (351,225)
                                                                                           ---------------  ---------------
                Net cash used in operating activities                                          (2,500,025)        (479,617)
                                                                                           ===============  ===============

Cash flows from investing activities:
     Purchase of capital assets                                                                (1,090,235)        (766,973)
                                                                                           ---------------  ---------------
                Net cash used in investing activities                                          (1,090,235)        (766,973)
                                                                                           ===============  ===============

Cash flows from financing activities:
     Proceeds from issuance of long-term debt and line of credit                                1,833,167          987,267
     Principal payments on long-term debt, capital leases, and line of credit                  (1,338,336)        (224,849)
     Proceeds from exercise of stock options, warrants and employee stock purchases               344,050           30,496
     Purchase of treasury stock                                                                         -          (55,939)
                                                                                           ---------------  ---------------
                Net cash provided by financing activities                                         838,881          736,975
                                                                                           ===============  ===============

     Effect of foreign currency translation                                                        43,047          (76,131)
                                                                                           ---------------  ---------------
Net decrease in cash and cash equivalents                                                      (2,708,332)        (585,746)
Cash and cash equivalents at beginning of period                                                4,498,707        5,698,195
                                                                                           ---------------  ---------------
Cash and cash equivalents at end of period                                                    $ 1,790,375      $ 5,112,449
                                                                                           ===============  ===============